UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  November 3, 2006

Community Valley Bancorp
(Exact name of registrant as specified in its charter)

California	000-51678	68-0479553
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2041 Forest Avenue, Chico, California		95928
(Address of principal executive offices)		(Zip Code)

(530) 899-2344
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition

On October 18, 2006, Community Valley Bancorp ( the “Company”) issued a press release announcing earnings for the third quarter 2006.  Subsequent to this press release management became aware of an accounting error with respect to insufficient accrual of deferred compensation expense.  The effect of this adjustment for the quarter and nine months ended September 30, 2006 is an increase in salaries and employee benefit expense of $255,000 resulting in an after tax  reduction in net income of $180,000.  As a result of this adjustment, net income was $1,733,000 for the quarter ended September 30, 2006 and $5,592,000 for the nine month period ended September 30, 2006 compared to $1,913,000 and $5,772,000 respectively, as previously reported.  The press release has been restated showing this adjustment. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

99.1 Press Release of Community Valley Bancorp dated November 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Community Valley Bancorp

Date: 11-03-06	By:	/s/ K C Robbins
Keith C. Robbins
President & Chief Executive Officer